EXHIBIT 23.2

               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANT

As an Independent Certified Public Accountant, I hereby consent to the incorporation by reference in this Registration Statement of Global Realty Development Corp. (the "Company") on Form S-8 of my audit report dated April 30, 2005 included in the Form 10-KSB for the period ended December 31, 2004, and to all references to my Firm included in this Registration Statement.




/s/ Meyler & Company, LLC
-------------------------
Meyler & Company, LLC


Middletown, New Jersey
January 18, 2006